     As filed with the Securities and Exchange Commission on July 21, 2000
                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                            PRECISION CASTPARTS CORP.
             (Exact name of registrant as specified in its charter)

                                   ----------

          OREGON                                            93-0460598
 (State or other jurisdiction                             (IRS Employer
 of incorporation or organization)                      Identification No.)

                        4650 SW MACADAM AVENUE, SUITE 440
                             PORTLAND, OREGON 97201
                          (Address, including zip code,
                         of Principal Executive Offices)

                                   ----------

         PRECISION CASTPARTS CORP. 1999 NON-QUALIFIED STOCK OPTION PLAN
                              (Full title of plan)

                               -------------------

                              WILLIAM D. LARSSON
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                            PRECISION CASTPARTS CORP.
                        4650 SW MACADAM AVENUE, SUITE 440
                             PORTLAND, OREGON 97201
                                 (503) 417-4800
           (Name, address, and telephone number of agent for service)

                                    Copy to:

                                  Ruth A. Beyer
                                 Stoel Rives LLP
                         900 SW Fifth Avenue, Suite 2600
                           Portland, Oregon 97204-1268



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

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
 Title of Securities to            Amount to be            Proposed Maximum           Proposed Maximum               Amount of
     Be Registered                  Registered            Offering Price Per         Aggregate Offering           Registration Fee
                                                               Share (1)                  Price (1)
-------------------------     -----------------------    ----------------------     ----------------------     ---------------------

      Common Stock               1,500,000 Shares             $44.96875                 $67,453,125.00                $17,808.00

(1) The proposed maximum offering price per share and the proposed maximum aggregate offering price were estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The calculation of the registration fee for the shares to be registered is based on the average of the high and low prices of the Common Stock on July 18, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed by Precision Castparts Corp. (the "Registrant") with the Securities and Exchange Commission are incorporated herein by reference:

                  (a) The Registrant's latest annual report filed pursuant to
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") or the latest prospectus filed pursuant to rule 424(b) under the Securities Act of 1933 (the "Securities Act") that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

                  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

                  (c) The description of the authorized capital stock of the Registrant contained in the Registrant's registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating the description.

                  All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  DESCRIPTION OF SECURITIES.

                  Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article VI of the Registrant's Articles of Incorporation (the "Articles"), authorizes indemnification of current or former directors or officers of the Registrant to the fullest extent permitted by law The Bylaws of the Registrant require indemnification of officers and directors to the fullest extent permitted by the Oregon Business Corporation Act (the "Act"). Additionally, the Company has entered into indemnity agreements with certain of its officers and directors. The effects of the Articles, the Bylaws the Act, and the indemnity agreements (the "Indemnification Provisions") are summarized as follows:

         (a) The Indemnification Provisions grant a right of indemnification in respect of any action, suit or proceeding (other than an action by or in the right of the Registrant) against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred, if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Registrant, was not adjudged liable on the basis of receipt of an improper personal benefit and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction or plea of nolo contendere does not, of itself, create a presumption that the person did not meet the required standards of conduct.

         (b) The Indemnification Provisions grant a right of indemnification in respect of any action or suit by or in the right of the Registrant against the expenses (including attorney fees) actually and reasonably incurred if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Registrant, except that no right of indemnification will be granted if the person is adjudged to be liable to the Registrant.

         (c) Every person who has been wholly successful on the merits of a controversy described in (a) or (b) above is entitled to indemnification as a matter of right.

         (d) Because the limits of permissible indemnification under Oregon law are not clearly defined, the Indemnification Provisions may provide indemnification broader than that described in (a) and (b).

         (e) The Registrant may advance to a director or officer the expenses incurred in defending any action, suit or proceeding in advance of its final disposition if the director or officer affirms in good faith that he or she has met the standard of conduct to be entitled to indemnification as described in
(a) or (b) above and undertakes to repay any amount advanced if it is determined that the person did not meet the required standard of conduct.

         The Registrant's Board of Directors may delegate to a committee of the Board of Directors or specified officers of the Registrant or both (the "Committee") any or all authority for administration of the 1999 Non-Qualified Stock Option Plan (the "Plan"), to which this Registration Statement relates, with certain specified exceptions. The Plan requires that, in addition to such other rights of indemnification as they may have as officers or directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

         The Registrant may obtain insurance for the protection of its directors and officers against any liability asserted against them in their official capacities. The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of shareholders or directors or otherwise.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

Item 8.  EXHIBITS.

                  3.1 Restated Articles of Incorporation of Precision Castparts Corp. as amended (Incorporated herein by reference to Exhibit 3 in the Form 10-Q, filed February 10, 1999.) (File number 1-10348).

                  3.2 Bylaws of Precision Castparts Corp. (Incorporated herein by reference to Exhibit 3 in the Form 10-Q, filed February 9, 2000.) (File number 1-10348).

                  5.1      Opinion of Stoel Rives LLP.

                  23.1     Consent of PricewaterhouseCoopers LLP.

                  23.2     Consent of Stoel Rives LLP (included in Exhibit 5.1).

                  24.1     Powers of Attorney.

Item 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                           Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon on July 21, 2000.

                         PRECISION CASTPARTS CORP.


                          By:         William D. Larsson
                              ----------------------------------
                              Name:  William D. Larsson
                              Title: Vice President and Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 21, 2000.


      Signature                                                    Title
      ---------                                                    -----

* William C. McCormick                          Chairman, Chief Executive Officer
---------------------------------------         and Director
William C. McCormick                            (Principal Executive Officer)

  William D. Larsson                            Vice President and Chief Financial Officer
---------------------------------------         (Principal Financial and Accounting Officer)
William D. Larsson

* Peter R. Bridenbaugh                          Director
---------------------------------------
Peter R. Bridenbaugh

* Dean T. DuCray                                Director
---------------------------------------
Dean T. DuCray

* Don R. Graber                                 Director
---------------------------------------
Don R. Graber

* Vernon E. Oechsle                             Director
---------------------------------------
Vernon E. Oechsle

                                                Director
---------------------------------------
Byron O. Pond, Jr.

* Steven G. Rothmeier                           Director
---------------------------------------
Steven G. Rothmeier

                                                Director
---------------------------------------
J. Frank Travis


* By:        William D. Larsson
             --------------------------
             William D. Larsson
             Attorney-in-Fact



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                                  EXHIBIT INDEX


Exhibit
Number       Document Description
------       --------------------

(3)A         Restated Articles of Incorporation of Precision Castparts Corp. as amended (Incorporated herein by reference to Exhibit 3 in the Form 10-Q, filed February 10, 1999.) (File number 1-10348)

(3)B         Bylaws of Precision Castparts Corp. (Incorporated herein by reference to Exhibit 3 in the Form 10-Q, filed February 9, 2000.) (File number 1-10348)

5.1          Opinion of Stoel Rives LLP.

23.1         Consent of PricewaterhouseCoopers LLP.

23.2         Consent of Stoel Rives LLP (included in Exhibit 5.1).

24.1         Powers of Attorney.